Exhibit 10.61

CASS COUNTY, TEXAS

ASSIGNMENT AND BILL OF SALE AND DEED

STATE OF TEXAS	§
§
COUNTY OF CASS	§

THAT, ROCKWALL MARKETING CORPORATION, a Texas Corporation, and PRODUCERS PIPELINE CORPORATION, a Texas Corporation, both of whose addresses are 4550 Post Oak Place, Suite 175, Houston, TX 77027, hereinafter sometimes collectively referred to as “Assignors” for and in consideration of the sum of Ten Dollars ($10.00) cash in hand and other good and valuable considerations, paid by ENERGYTEC, INC., 14785 Preston Road, Suite 550 Dallas, Texas 75254, hereinafter sometimes referred to as “Assignee”, the receipt and sufficiency of which are hereby acknowledged, and the further consideration of the following:

Assignee’s assumption and agreement to pay according to its terms that certain indebtedness from Energytec as Borrower to American Bank of Texas as Lender as described in that certain Modification Agreement dated April 11, 2003 which indebtedness has a current outstanding principal balance of $1,906,846.75 (the “Indebtedness”).

Assignee agrees to pay the unpaid principal and the earned interest on the Indebtedness interest from January 1, 2003. The Indebtedness is secured by the Deeds of Trust and related lien documents described in Exhibit “B” attached hereto (“Deeds of Trust”). As further consideration, Assignee promises to keep and perform all the covenants and obligations of the Grantors named in the Deeds of Trust and to indemnify, defend and hold Grantors and any guarantors of the Indebtedness harmless from any loss, attorney’s fees, expenses or claim attributable to breach or default of any provision of this assumption by Grantee.

and subject to the reservation of the term net profits interest described below, does hereby grant, bargain, sell, assign, deliver, transfer, set over and convey unto Assignee:

(1) all of Assignors’ right, title and interest, in and to the oil, gas and mineral leases and properties described in Exhibit “A” attached hereto and made a part hereof for all purposes, together with, including but not limited to, the following:

All wells, personal property and equipment including surface and downhole equipment situated upon or in the land and leases where the well(s) are located and/or used in connection therewith and all units and unitized leases, together with all rights incident thereto, and

(2) all of Assignor’s right, title and interest, in and to the natural gas processing plants, fee lands, pipeline and gathering systems, and related facilities and appurtenances used in connection therewith described in Exhibit “A” attached hereto and made a part hereof for all purposes, together with, including but not limited to, the following:

All buildings, facilities, easements, rights-of-way, options, servitudes, licenses, permits, contractual rights, grants and appurtenances whether recorded or unrecorded, (including all amendments, corrections and ratifications of any instrument pertaining thereto), all equipment and fixtures related thereto and used in connection therewith.

Assignors reserve and retain however, a net profits interest in production through June 30, 2003 as described in the Purchase and Sale Agreement effective midnight Central Standard Time, December 31, 2002 between Rockwall Marketing Corporation and Producers Pipeline Corporation as Sellers and Energytec, Inc. as Buyer.

TO HAVE AND TO HOLD the rights and interest(s) herein conveyed, together with all and singular the rights, privileges, equipment, and appurtenances thereto or in any wise belonging unto Assignee, its successors and assigns, forever.

This Assignment and Bill of Sale and Deed is subject to the following terms and provisions:

(1) This instrument is made with warranty of title by, through and under Assignors, but not otherwise and Assignors represent all of the said properties, rights and/or interest herein conveyed to be free and clear of all encumbrances, except taxes and except as noted in this Assignment and Bill of Sale and Deed.

(2) Assignee hereby agrees to assume all unpaid tax obligations on the properties, rights and/or interests herein conveyed.

(3) Assignors hereby agree to execute such other instruments necessary and/or which may be required by such governing authority having jurisdiction to effect this conveyance.

(4) Assignee hereby agrees to assume the operations and obligations of Assignors, as owner and operator of the properties herein conveyed in compliance and accordance with all applicable, federal, state and local laws, order, rules, regulations and standards set forth by any governing authority having jurisdiction.

(5) Assignee, hereby agrees to exonerate, indemnify, hold harmless and defend Assignors, their successors, and assigns, against any and all claims, damages and costs arising from any acts or omissions pertaining to any activities of Assignee, its employees, representatives, agents, or contractors and any and all expenses connected therewith including, without limitation, all attorney’s fees. Such liability, exoneration, hold harmless and indemnification shall, without limitation, cover bodily injury, death, damage to property or natural resources and compliance with all legal obligations including, without limitation, any governmental order or directive to test, monitor, remove, contain, treat or neutralize any pollutants or hazardous substances. Said liability, exoneration, hold harmless and indemnification shall also cover the undertaking as well as all of the costs of any response, removal or remedial action arising from any presence, storage, discharge, release, spillage, or escape of any oil or gas fractions, hydrocarbons, chlorides, gas vapors, irritants, contaminants, pollutants, or any other hazardous, toxic or chemical substances even if not considered hydrocarbons.

(6) Assignors hereby agree to deliver and/or turnover to Assignee, all files and records affecting and/or pertinent to the properties herein conveyed in Assignors’ possession or which Assignors may have the right to obtain.

(7) Assignee hereby agrees to accept all personal property and equipment associated with the properties and interests herein conveyed on an as is, where is, condition, without warranty, either express or implied as to condition, fitness for use or purpose, or merchantability of same.

DISCLAIMER OF IMPLIED WARRANTIES

THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE DESCRIPTION ON THE FACE OF THIS DISCLAIMER. ASSIGNOR DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OF THE GOODS OR OF THE FITNESS OF THE GOODS FOR ANY PURPOSE, AND ASSIGNEE AGREES THAT THE GOODS ARE SOLD “AS IS, WHERE IS AND WITH ALL FAULTS.”

This Assignment and Bill of Sale and Deed is subject to:

(1) all documents currently of record in the County and State described on Exhibit “A” attached hereto;

(2) the Purchase and Sale Agreement between Rockwall Marketing Corporation, Producers Pipeline Corporation and Energytec, Inc. effective midnight Central Standard Time December 31, 2002;

(3) certain agreements described as follows:

(a)	Letter agreement between Newco Energy, Inc. (“Newco”), Mescalero Oil & Gas, Inc. (“Mescalero”), Rockwall Marketing Corporation (“Rockwall”) and Producers Pipeline Corporation (“Producers”) dated January 15, 1999;

(b)	Assignment and Bill of Sale from Mescalaro to Rockwall effective November 1, 1998 recorded in Volume 3009, Page 233, Deed Records of Bowie County, Texas, conveying certain oil and gas leases;

(c)	Assignment and Bill of Sale from Mescalaro to Producers effective November 1, 1998 recorded in Volume 3009, Page 226, Deed Records of Bowie County, Texas, conveying a gas processing plant, fee lands, easements and other rights described therein and which requires Newco’s consent to assign;

(d)	The Security Agreement from Producers to Newco effective November 1, 1998 recorded in Volume 3079, Page 346, Deed Records of Bowie County, Texas;

(e)	The Security Agreement from Rockwall to Newco effective November 1, 1998 recorded in Volume 3079, Page 340, Deed Records of Bowie County, Texas; and

(f)	Transportation Agreement effective November 1, 1998 between Producers and Newco mandating a transportation fee for use of certain pipelines.

This instrument shall inure to the benefit of the parties hereto, their successors and assigns.

EXECUTED as of April 21st, 2003, but this Assignment and Bill of Sale and Deed shall be effective January 1, 2003 at 12:01 a.m., the “Effective Time”.

ASSIGNORS: ROCKWALL MARKETING CORPORATION

BY:	/s/ Roy T. Rimmer
Roy T. Rimmer, Jr., President

PRODUCERS PIPELINE CORPORATION

BY:	/s/ Roy T. Rimmer
Roy T. Rimmer, Jr., President

ASSIGNEE: ENERGYTEC, INC.

BY:	/s/ Frank W. Cole
Frank W. Cole, President

STATE OF TEXAS

COUNTY OF TARRANT

This instrument was acknowledged before me on the 21st day of April, 2003, by Roy T. Rimmer, President of Rockwall Marketing Corporation, a Texas Corporation, for and on behalf of said corporation.

/s/ Evelyn J Kyle
Notary Public – State of Texas

STATE OF TEXAS

COUNTY OF TARRANT

This instrument was acknowledged before me on the 21st day of April, 2003, by Roy T. Rimmer, President of Producers Pipeline Corporation, a Texas Corporation, for and on behalf of said corporation.

/s/ Evelyn J Kyle
Notary Public – State of Texas

STATE OF TEXAS

COUNTY OF TARRANT

This instrument was acknowledged before me on the 21st day of April, 2003, by Frank W. Cole, President, of Energytec, Inc., a corporation, for and on behalf of said corporation.

/s/ Evelyn J Kyle
Notary Public – State of Texas

EXHIBIT “A”

PART ONE:

Tract I:

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 69.00 acres, more or less, conveyed by Robert L. Warren to Producers Pipeline Corporation, recorded in Volume 1078, Page 403 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 100.00 acres, more or less, conveyed by Arthur Andrew Arnold, et al to Producers Pipeline Corporation, recorded in Volume 1078, Page 405 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390, and being that certain Easement and Right of Way over and across 70.34 acres, more or less, conveyed by Donald E. Coats, Sr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 407 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390 and being that certain Easement and Right of Way over and across 35.16 acres, more or less, conveyed by Donald E. Coats, Jr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 409 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 50.00 acres, more or less, conveyed by E. H. Florence, et ux to Producers Pipeline Corporation recorded in Volume 1078, Page 411 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, being Tract I, Segment I of that certain Surface Lease and Pipeline Right-of-Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company to Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 1078, Page 391, Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point within the Sulphur River Bryans Mill Plant located in the Benjamin F. Lynn Survey, Abstract No. 651, Cass County, Texas, and continuing in a Northwesterly direction over, across, and through the following surveys: John Myers Survey, Abstract No. 695; Elizabeth Barcroft Survey, Abstract No. 113; W.M.S. Armstrong Survey, Abstract No. 29; J. S. Petty Survey, Abstract No. 864; H. C. Adams Survey, Abstract No. 16; Geo W. Sternes Survey, Abstract No. 97; Cass County School Land, Abstract No. 173; Lewis Holcomb Survey, Abstract No. 479; J. P. Mathews Survey, Abstract No. 1265, at which point the six inch pipeline leaves Cass County, Texas and crosses the Sulphur River and enters Bowie County, Texas. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 1078, Page 386, Official Records, Cass County, Texas.

Situated in the County of Cass, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Rights-of-Way, Easements and Permits effective March 1, 1999, and recorded in Volume 1078, Page 395, Official Records, Cass County, Texas, said rights of way, easements and permits being more fully described in Schedule I attached hereto and made a part hereof for all purposes.

Tract II:

Situated in the County of Cass, State of Texas, and being 9.0 acres of land out of the John C. Gahagan Survey, Abstract No. 390 and being the same land conveyed by L. F. Goza to Rockwall Marketing Corporation by deed dated April 13, 1998 and recorded in Volume 1055, Page 553 of the Official Records of Cass County, Texas, said land being described by metes and bounds in Exhibit “B” attached hereto and made a part hereof for all purposes.

PART TWO:

TO THE EXTENT LOCATED AT, INSTALLED ON, DEPOSITED IN, AFFIXED OR ATTACHED TO, USED IN CONNECTION WITH OR RESULTING FROM OPERATIONS CONDUCTED ON THE REAL PROPERTY:

All of Debtor’s presently existing and hereafter arising or acquired “Accounts” which shall mean and include all of Debtor’s present and future rights to payment for real property, goods, merchandise or Inventory (as hereinafter defined) sold, rented or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; account(s), accounts receivable, proceeds of any letters of credit on which Debtor is named as beneficiary; contract rights; acceptances; notes; chattel paper; instruments (other than margin stock); drafts; documents; insurance proceeds; deposits or other sums credited by or due from the Secured Party to Debtor; and all such obligations whatsoever owing to Debtor, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the same may represent, all rights in any returned or repossessed goods, merchandise and Inventory, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit. In addition, this definition shall include the definition of “accounts” as that term is used in the Uniform Commercial Code of each state in which the Debtor’s Accounts are located.

All of Debtor’s presently existing and hereafter arising or acquired “Inventory” which shall mean any and all goods, merchandise and other personal property, wheresoever located and whether or not in transit, now owned or hereafter acquired by Debtor which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, finished goods, supplies or material used or consumed in Debtor’s business and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor or which is or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, all returned or repossessed goods now, or at any time or times hereafter, in the possession or under the control of Debtor or Secured Party, and all documents of title or documents representing the same. In addition, this definition shall include the definition of “inventory” as that term is used in the Uniform Commercial Code of each state in which the Debtor’s Inventory is located.

All of Grantor’s presently existing and hereafter arising or acquired “Equipment” which shall mean all of Grantor’s now owned or hereafter acquired fixtures, machinery and equipment, including, without limitation, furniture, rolling stock, vehicles, trade fixtures and machinery, and the equipment more fully described in Exhibit “C” attached hereto and made a part hereof for all purposes, together with any and all improvements, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof. In addition, this definition shall include the definition of “equipment” as that term is defined in the Uniform Commercial Code of each state in which the Grantor’s Equipment is located.

All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring any of the foregoing.

All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Grantor pertaining to any of the foregoing.

EXHIBIT “B”

“COPY CUTT OFF”

certain real property in Cass County, Texas described as follows:

Nine (9) acres of land off the south end of the following described tract lying and situated on the east side of State Highway No. 77:

Being a part of the John C. Gahagan Survey, A-390, in Cass County, Texas and being more fully described by metes and bounds as follows:

Beginning at the Southeast Corner of said Survey at a stake from which a pine brs. South 5 deg. East 10 vrs., a P. O. brs. South 62 deg. West 14.4 vrs. both marked “CNS”:

THENCE West 651 vrs. to a stake from which a pine brs. North 47 deg. East 7 vrs. a pine brs. North 78 deg. East 4 vrs. both marked “M”:

THENCE North 217 vrs. to a stake from which a pine brs. North 32 deg. East 5 vrs. marked “B”; a pine brs: South 65 deg. East 12 12 vrs., marked “M”:

THENCE East 651 vrs. to a stake from which a pine brs. North 17 deg. West 15 vrs. marked “B” a pine brs. South 44 deg. West 5 vrs, marked “M”:

THENCE South 217 vrs. to the Point of Beginning, containing 25 acres, more or less, and being the same land as that described in deed from L. L. Maroney to John Bricker, said deed dated 3/5/1877, and recorded in Vol. Y, page 546, Deed Records, Cass County, Texas;

Also being a portion of the SECOND TRACT described in that certain Deed of Trust dated the 18th day of August, 1978, from Michael Clyde Taylor et ux Loye Jan Taylor to The First National Bank of Atlanta, Texas, recorded Vol. 163, page 714, Deed of Trust records, Cass County, Texas.

Said 9.0 acres, more or less, being the same land described in a deed dated 12/15/78, recorded in Vol. 618, page 118, Deed Records of Cass County, Texas, from Michael Clyde Taylor, et ux, to Clyde E. Glass, Jr.

SCHEDULES TO EXHIBIT A OMITTED